PROSPECTUS and				PRICING SUPPLEMENT NO. 5
PROSPECTUS SUPPLEMENT, each		effective at 3:05 PM ET
Dated September 3, 1996			Dated 1 October 1996
CUSIP: 24422EHA0				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $758,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				4 October 1996

Maturity Date:					4 October 2001

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 13 basis points (0.13%)

Initial Interest Determination Date:	2 October 1996

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the fourth
of January, April, July
& October commencing on
the Date of Issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the fourth of
							January, April, July &
October commencing on
 							January 4, 1997.

Redemption Provisions:				None

Plan of Distribution:				Deutsche Morgan Grenfell Inc.
                        	has purchased the

Senior Notes                                  as principal at a purchase
price of 99.91351% of the
aggregate principal amount
of the Senior Notes.

Deutsche Morgan Grenfell Inc.

r:word/data/pricsupp/jdccflg